Exhibit 5.3

                                FOLEY & LARDNER

                                ATTORNEYS AT LAW
CHICAGO                        POST OFFICE BOX 240                    SACRAMENTO
DENVER                    JACKSONVILLE, FLORIDA 32201-0240             SAN DIEGO
JACKSONVILLE                  THE GREENLEAF BUILDING               SAN FRANCISCO
LOS ANGELES                      200 LAURA STREET                    TALLAHASSEE
MADISON                   JACKSONVILLE, FLORIDA 32202-3510                 TAMPA
MILWAUKEE                     TELEPHONE (904) 359-2000          WASHINGTON, D.C.
ORLANDO                       FACSIMILE (904) 359-8700           WEST PALM BEACH



                                 August 29, 2000


Regency Centers, L.P.
121 West Forsyth Street
Suite 200
Jacksonville, Florida   32202

         Re:      Registration Statement on Form S-3

Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-3 of Regency Centers, L.P. (the "Issuer") and Regency Realty Corporation, as guarantor ("Regency"), under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of (a) $150,000,000 aggregate principal amount of 8.45% Notes Due September 1, 2010 of the Issuer (the "Notes") and (b) the guarantee of Regency with respect to the Notes (the "Guarantees"), to be issued against payment therefor.

         In connection with the issuance of such securities, we have examined and are familiar with: (a) the agreements of limited partnership of the Issuer, as presently in effect, (b) the articles of incorporation and bylaws of Regency, as presently in effect, (c) the proceedings of and actions taken by the Board of Directors of Regency, as general partner of the Issuer, in connection with the issuance and sale of the Notes, (d) the proceedings of and actions taken by the Board of Directors of Regency, on its own behalf, in connection with the issuance of the Guarantees and (e) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

         1. The Notes have been duly authorized, and when duly executed, authenticated, issued and delivered against payment therefor, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Foley & Lardner

Regency Centers, L.P.
August 29, 2000
Page 2


         2. The Guarantees have been duly authorized, and when duly executed, issued and delivered by Regency and, when the Notes have been issued and authenticated, will constitute valid and legally binding obligations of Regency enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 in said Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus and any supplements thereto. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Sincerely,

                                       FOLEY & LARDNER



                                       By: /s/ Foley & Lardner
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